                                                                    Exhibit 99.2

                     FORM OF NOTICE OF GUARANTEED DELIVERY
                                      FOR
                    JAFRA COSMETICS INTERNATIONAL, INC. AND
          DISTRIBUIDORA COMERCIAL JAFRA, S.A. DE C.V., AS THE ISSUERS

                   10 3/4% SENIOR SUBORDINATED NOTES DUE 2011

     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer of Jafra Cosmetics International, Inc. and Distribuidora Comercial Jafra, S.A. de C.V. (collectively, the "Issuers"), made pursuant to the Prospectus, dated August 14, 2003 (as so amended, the "Prospectus"), if certificates for the outstanding 10 3/4% Senior Subordinated Notes Due 2011 of the Issuers (the "Existing Notes") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach U.S. Bank National Association, as exchange agent (the "Exchange Agent") prior to 5:00 P.M., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. See "The Exchange Offer -- Guaranteed Delivery Procedures" section of the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Existing Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Any Existing Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus or the Letter of Transmittal.

          Delivery To:  U.S. Bank National Association, Exchange Agent

                  By Mail, Hand Delivery or Overnight Courier:

                         U.S. Bank National Association
                              180 East 5th Street
                           St. Paul, Minnesota 55101
                   Attention: Specialized Finance Department

                             For Information Call:
                                 (800) 934-6802

                           By Facsimile Transmission
                       (for Eligible Institutions only):
                                 (651) 244-1537

                   Attention: Specialized Finance Department
                             Confirm by Telephone:
                                 (800) 934-6802

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE LETTER OF TRANSMITTAL) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

     Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Issuers the principal amount of Existing Notes set forth below pursuant to the guaranteed delivery procedure described in "The Exchange Offer -- Guaranteed Delivery Procedures" section of the Prospectus.

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CERTIFICATE NUMBER(S) (IF KNOWN) OF                                          AGGREGATE PRINCIPAL
 EXISTING NOTES OR ACCOUNT NUMBER          AGGREGATE PRINCIPAL                 AMOUNT TENDERED
    AT THE BOOK-ENTRY FACILITY             AMOUNT REPRESENTED                (IF LESS THAN ALL)*
-------------------------------------------------------------------------------------------------------



             -----------------------------------------------------------------------------



             -----------------------------------------------------------------------------



             -----------------------------------------------------------------------------

* Unless otherwise indicated, the Holder will be deemed to have tendered the full aggregate principal amount represented by such existing notes.

ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

                                PLEASE SIGN HERE

X
------------------------------------------------------------  ---------------------------
X
------------------------------------------------------------  ---------------------------
                                                              Date
  Signature(s) of Owner(s) or Authorized Signatory

  Area Code and Telephone Number:
  ----------------------------------------------------------------------------------------

     Must be signed by the Holder(s) of Existing Notes as their name(s) appear(s) on certificates for Existing Notes or on a security position listing, or by person(s) authorized to become registered Holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):
--------------------------------------------------------------------------------
Capacity:
--------------------------------------------------------------------------------
Address(es):
--------------------------------------------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program or any other "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, hereby guarantees that the certificates representing the principal amount of Existing Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Existing Notes into the Exchange Agent's account at The Depository Trust Company pursuant to the procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures" section of the Prospectus, together with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later, than three New York Stock Exchange trading days after the Expiration Date.

     The eligible guarantor institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and Certificates to the Exchange Agent within the time period indicated herein. Failure to do so may result in financial loss to such eligible guarantor institution.


------------------------------------------------------------   ------------------------------------------------------------
                        Name of Firm                                               Authorized Signature

------------------------------------------------------------   ------------------------------------------------------------
                          Address                                                         Title

------------------------------------------------------------    Name:   --------------------------------------------------
                          Zip Code                                                (Please Type or Print)

 Area Code and Tel. No. ----------------------------------     Dated:    --------------------------------------------------

NOTE: DO NOT SEND CERTIFICATE FOR EXISTING NOTES WITH THIS FORM. CERTIFICATES FOR EXISTING NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the Holder(s) and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered or certified mail properly insured, with return receipt requested, is recommended. In all cases sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal.

     2. SIGNATURES OF THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the registered Holder(s) of the Existing Notes referred to herein, the signature must correspond with the name(s) written on the face of the Existing Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the book-entry transfer facility whose name appears on a security position listing as the owner of Existing Notes, the signature must correspond with the name shown on the security position listing as the owner of the Existing Notes.

     If this Notice of Guaranteed Delivery is signed by a person other than the registered Holder(s) of any Existing Notes listed or a participant of the book-entry transfer facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered Holder(s) appear(s) on the Existing Notes or signed as the name of the participant shown on the book-entry transfer facility's security position listing.

     If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing.

     3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.